EXCLUSIVE WORLD WIDE
                              DISTRIBUTION AGREEMENT
                                     BETWEEN
                            AFINTA MOTOR CORPORATION
                                       AND
                          CHANCELLOR AFRICA CORPORATION
                                       AND
                           AFRICA FINANCE CORPORATION

                                TABLE OF CONTENTS
                                -----------------

                                                             Preamble     Page 3
                                 Article 1   - Territory and Products     Page 3
                           Article 2   - Good Faith and Fair Dealings     Page 3
                          Article 3   - Indemnification/Hold Harmless     Page 3
                                Article 4   - Distributor's Functions     Page 4
                             Article 5   - Undertaking Not to Compete     Page 4
                                     Article 6   - Sales Organization     Page 5
                                  Article 7   - Advertising and Fairs     Page 5
                            Article 8   - Conditions of Supply Prices     Page 5
             Article 9   - Sales Targets - Guaranteed Minimum Targets     Page 5
                               Article 10 - Subdistributors or Agents     Page 6
                            Article 11 - Supplier to be kept Informed     Page 6
                                           Article 12 - Resale Prices     Page 6
                             Article 13 - Sales Outside the Territory     Page 6
                       Article 14 - Supplier's Trademarks and Symbols     Page 6
 Article 15 - Stock of Products and Spare Parts - After-sales Service     Page 6
                                    Article 16 - Sole Distributorship     Page 6
                                            Article 17 - Direct Sales     Page 7
                         Article 18 - Distributor to be kept Informed     Page 7
                                        Article 19 - Term of Contract     Page 7
                         Article 20 - Indemnity in case of Impairment     Page 7
               Article 21 - Return of Documents and Products in Stock     Page 7
                            Article 22 - Arbitration - Applicable Law     Page 8
                                 Article 23 -  Risk of Loss/Insurance     Page 8
          Article 24 - Automatic Inclusion under the Present Contract     Page 8
Article 25 - Previous Agreements - Modifications - Nullity - Assignment     Page
                                                                               8
                                          Article 26 - Authentic Text     Page 9

ANNEXES
                                Annex I -     Products and Territory     Page 10
                            Annex II -   Commissions on Direct Sales     Page 11
                         Annex III -  Conditions of Sale - Discounts     Page 12
                       Annex  IV - Stock of Products and Spare Parts     Page 13
                  Annex V -   After-sales Service, Repairs, Warranty     Page 14
                         Annex VI -  Indemnity in case of Impairment     Page 15

BETWEEN

Afinta Motor Corporation (hereinafter referred to as "AMC," or the "Supplier") whose registered office is at 127 van Riebeeck Avenue, Edenvale, 1610, Johannesburg, Gauteng, Republic of South Africa.

AND

Chancellor Africa Corporation (hereinafter referred to as "CAC," or the "Distributor") whose registered office is at 210 South Street, Boston, Massachusetts 02111, United States of America.

PREAMBLE

Whereas AMC and CAC (hereinafter referred to as the "Parties") have been engaged in a business relationship for approximately sixteen months, they desire to increase their dealings by extending this relationship. The Parties wish to further advance this relationship via the following Exclusive Distribution Agreement. Concurrent with this agreement, consideration has been given from CAC to AMC and their shareholders for the rights and privileges within this agreement, including but not limited to: preferential pricing; and import, purchase, and sell either directly, or non directly any and all AMC products, parts, and services in a variety of countries, and to receive economic benefit and/or commission for sale of AMC goods in those listed countries and or provinces as outlined below. This exclusive distribution agreement includes all
products  in  Annex  I,   1  and  territories  outlined  in  Annex  I,   2,

IT  IS  AGREED  AS  FOLLOWS:

ARTICLE  1     TERRITORY  AND  PRODUCTS
----------     ------------------------

1.1. The Supplier grants and the Distributor accepts the exclusive right to market and sell the products listed in Annex I, 1 (hereinafter called "the Products") in the territory defined in Annex I, 2 (hereinafter called "the Territory").
1.2. If the Supplier decides to market any other products in the Territory, it shall so inform the Distributor in order to discuss the possibility of including such other products within the Products defined in Article 1.1., and shall at the very minimum pay the Distributor a commission not less than 3.75 % of the gross sale price as outline in Section 16 and Annex II.

ARTICLE  2     GOOD  FAITH  AND  FAIR  DEALING
----------     -------------------------------

2.1. In carrying out their obligations under this contract, the parties will act in accordance with good faith and fair dealing.
2.2. The provisions of this contract, as well as any statements made by the parties in connection with this distributorship relationship, shall be interpreted in good faith.


ARTICLE  3     INDEMNIFICATION
----------     ---------------

3.1.     Supplier  shall  protect,  indemnify,  defend  and  save  hold harmless
                                                                   ----
Distributor and every assignee of Distributor from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims or demands or judgments of any nature arising from (I) injury to or death of any person, or damage to or loss of property, from the ownership, management, control, use, possession, operation, storage, leasing, subleasing or relocations of, or any defect in, the Equipment (latent or otherwise, discoverable or otherwise, or asserted under any "strict liability" theory or otherwise), (ii) any installation, use or removal thereof; provided, however, the foregoing indemnity shall not apply to matters arising out of the gross negligence of Distributor or accruing solely prior to the time when Supplier has possession.
3.2. Survival; Right to Indemnification not affected by knowledge. All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Execution. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.
3.3. Suppler hereby agrees to hold harmless Distributor from any and all claims that may occur as a result of this agreement, and including but not limited to Distributors performance herewith. Supplier also agrees, represents, and acknowledges that as a Supplier, Supplier is also the Manufacturer of the Product (s), (with the exception of purchase parts) Equipment and that Supplier hereby agrees to hold harmless Distributor from any and all claims arising and or caused by said product or product defects either directly or indirectly, as Suppler represents and acknowledges that Distributor has no basis of liability and therefore shall be released in any and all liability claims including but not limited to strict, tort or other liability for said product or products.

ARTICLE  4     DISTRIBUTOR'S  FUNCTIONS
----------     ------------------------

4.1. The Distributor sells in it's own name (or its assignee at the Distributor's discretion) and for its own account, in the Territory, the Products supplied by the Supplier.
4.2. The Distributor agrees to use its best efforts to promote the sale of the Products in the Territory in accordance with the Supplier's policy and shall protect the Supplier's interests with the diligence of a responsible and reasonable businessman.
4.3. The Distributor is not entitled to act in the name or on behalf of the Supplier, unless previously and specifically authorized to do so by the latter.
4.4. The Distributor may, in cases in which it does not want to buy and resell, refer such business to the Supplier for a direct sale to the customer. For such activity as intermediary the Distributor will receive a commission as set out in Annex II, 1. (if completed) or otherwise to be agreed upon case by case, to be calculated and paid according to Annex II, 3. It is expressly agreed that such activity as intermediary, to the extent it remains of an accessory character, does not modify the legal status of the Distributor as a trader acting in its own name and for its own account.

ARTICLE  5     UNDERTAKING  NOT  TO  COMPETE
----------     -----------------------------

5.1. Without the prior written authorization of the Supplier, the Distributor shall not represent, manufacture, market or sell in the Territory any products, which are in competition with the Products.
5.2. The Distributor is entitled to represent, manufacture, market or sell any products, which are not competitive with the Products, provided it informs the Supplier in advance of such activity. However, the above obligation to inform the Supplier does not apply if, in consideration of: (i) the characteristics of the products which the Distributor wants to act, and (ii) the field of activity of the Supplier for whom the Distributor wishes to act, it is unreasonable to expect that the Supplier's interests maybe affected.
5.3. The Distributor declares that it represents (and/or manufactures, markets or sells, directly or indirectly), as of the date which this contract is signed, the products listed in Annex III.

ARTICLE  6     SALES  ORGANIZATION
----------     -------------------

6.1. The Distributor may at its own discretion set up and maintain an adequate organization for sales and, where appropriate, after-sales service, with all means and personnel as are reasonably necessary in order to ensure the fulfillment of its obligations under this contract for all Products and throughout the Territory.

ARTICLE  7     ADVERTISING  AND  FAIRS
----------     -----------------------

7.1. The parties shall discuss in advance the advertising program for each year. All advertising should be in accordance with the Supplier's image and marketing policies. Each party will bear the advertising expenses it has occurred.
7.2. The parties shall agree in their participation in fairs or exhibitions within the Territory. The costs of the Distributors participation in such fairs and exhibitions shall be agreed to prior to increase of any expense. If not agreed prior to, the expense shall be borne by the Distributor.

ARTICLE  8     CONDITIONS  OF  SUPPLY  PRICES
----------     ------------------------------

8.1. The Supplier shall in principle supply all Products ordered, subject to their availability, and provided payment of the products will be priced in US dollars and product is adequately warranted as determined by the Supplier. The Supplier may not unreasonably reject orders received from the Distributor; in particular, a repeated refusal of orders contrary to good faith (e.g. if made for the purpose of hindering the Distributor's activity) shall be considered as a breach of contract by the Supplier.
8.2. The Supplier agrees to make its best efforts to fulfill the orders it has accepted.
8.3. Sales of the Products to the Distributor shall be governed by the Supplier's general conditions of sale, the currently applicable version of which is attached to this Contract (Annex IV, 1), and by the United Nations Convention on contracts for the international sale of goods (Vienna 1980). In case of conflict between such general conditions and the terms of this contract, the latter shall prevail.
8.4. The prices payable by the Distributor shall be those set forth in the Supplier's price-list in force at the time the order is received by the SupplierThe Distributor agrees to comply, with the utmost care, with the terms of payment agreed upon between the parties.
8.6. It is agreed that the Products delivered remain the Supplier's property until the Supplier has received payment in full.
8.7. The Supplier shall grant to the Distributor - the most-favored-customer condition and pricing.


ARTICLE  9     SALES  TARGETS  -  GUARANTEED  MINIMUM  TARGET
----------     ----------------------------------------------

9.1. The parties may agree however, it is not a requirement now or in the future annually on the sales targets for the forthcoming year.
9.2. The parties shall make their best efforts to attain the targets agreed upon, but the non-attainment shall not be considered as a breach of the contract by the party.

ARTICLE  10     SUBDISTRIBUTORS  OR  AGENTS
-----------     ---------------------------

10.1. The Distributor may appoint subdistributors or agents for the sale of the products in the Territory, provided the Distributor informs the Supplier before the engagement.
10.2. The Distributor shall be responsible for its subdistributors or agents.
10.3. In certain circumstances it may be advisable to add a clause providing that each party agrees not to engage subagents and/or employees of the other party.

ARTICLE  11     SUPPLIER  TO  BE  KEPT  INFORMED
-----------     --------------------------------

11.1 The Distributor shall exercise due diligence to keep the Supplier informed about the Distributor's activities, market conditions and the state of competition within the Territory. The Distributor shall answer any reasonable request for information made by the Supplier.
11.2 The Distributor shall exercise due diligence to keep the Supplier informed about: (i) the laws and regulations which are applicable in the Territory and relate to the Products (e.g. import regulations, labeling, technical specifications, safety requirements, etc.), and (ii) as far as they are relevant for the Supplier, the laws and regulations concerning the Distributor's activity.

ARTICLE  12     RESALE  PRICES
-----------     --------------

     The Distributor is free to fix the resale prices of the Products. The Distributor shall avoid such pricing policies as would clearly affect the image of the Products.

ARTICLE  13     SALES  OUTSIDE  THE  TERRITORY
-----------     ------------------------------

     The  Distributor  agrees  not  to  advertise  the Products or establish any
branch  or                 maintain any distribution of the Products outside the
Territory without the written consent of the Supplier, whereby such consent shall not be unreasonably withheld.

ARTICLE  14     SUPPLIER'S  TRADEMARKS  AND  SYMBOLS
-----------     ------------------------------------

14.1. The Distributor shall use the Supplier's trademarks, trade names or any other symbols. However, the Distributor may do so only for the purpose of identifying and advertising the Products within the scope of this contract and in the Supplier's interest.
14.2. The Distributor agrees neither to register, have registered any trademarks, trade names or symbols of the Supplier (or which are confusingly similar to the Supplier's), in the Territory or elsewhere without the written consent of the Supplier, whereby such consent shall not be unreasonably withheld.
14.3. The Distributor shall notify the Supplier of any infringement in the Territory of the Supplier's trademarks, trade names or symbols, or any other industrial property rights, that comes to the Distributor's attention.

ARTICLE  15     STOCK  OF  PRODUCTS  AND  SPARE  PARTS  -  AFTER-SALES  SERVICE
-----------     ---------------------------------------------------------------

15.1 The Supplier agrees to maintain at its own expense for the benefit of the Distributor, for the whole term of this contract, a stock of Products and spare parts sufficient for the normal needs of the Territory, and, in any case, at least as indicated in Annex V.
15.2 The Supplier agrees to provide after-sales service according to the terms and conditions set out in Annex VI, provided such Annex has been completed.

ARTICLE  16     SOLE  DISTRIBUTORSHIP
-----------     ---------------------

16.1. The Supplier and/or its assignee shall not, during the life of this contract, grant any other person or undertaking (including a subsidiary of the Supplier) within the Territory the right to represent or market the Products. The Supplier shall furthermore refrain from selling to customers established in the Territory, except pursuant to the conditions set out under Article 16, hereunder. If such an event occurs, the Supplier shall pay the Distributor a commission of 3.75% of the gross sales value.

16.2. The Supplier shall not sell the Products to customers outside the Territory, when the Supplier knows or ought to know, that such customers intend to resell the products within the Territory. The Supplier will also impose on its other distributors an obligation corresponding to that under Article 15.2.

ARTICLE  17     DIRECT  SALES
-----------     -------------

17.1. The Supplier shall be entitled to deal directly with the special customers listed in Annex II, 2; in respect of the sales to the customers, in instances where the Distributor has an adequate network a commission of 2% shall
be  paid  by  the  supplier.  Annex  II,   2.
17.2.     Whenever  a  commission  is  due  to  the  Distributor,  it  shall  be
calculated  and  paid  according  to  Annex  II,   3.

ARTICLE  18     DISTRIBUTOR  TO  BE  KEPT  INFORMED
-----------     -----------------------------------

18.1. The Supplier shall provide the Distributor free of charge with all documentation relating to the Products (brochures, etc.) reasonably needed by the Distributor for carrying out its obligations under this contract. The Distributor shall return to the Supplier, at the end of this contract, all documents which have been made available to it by the Supplier and which remain in its possession.
18.2. The Supplier shall provide the Distributor with all other information reasonably needed by the Distributor for carrying out its obligations under the contract, including without limitation any information regarding a material decrease in its supply capacity.
18.3. The Supplier shall keep the Distributor informed of any relevant communication with customers in the Territory.
18.4. The Supplier shall at its own expense, and within 30 days of said request, provide an audit of all sales activity by Territory as requested by Distributor.

ARTICLE  19     TERM  OF  CONTRACT
-----------     ------------------

19.1. This contract is concluded for an indefinite period (but not less than 99 years) and enters into force on June 30, 1999, and expires no sooner than June 30, 2098.

ARTICLE  20     INDEMNITY  IN  CASE  OF  IMPAIRMENT
-----------     -----------------------------------

20.1. In case of impairment by the Supplier to the Distributor, the latter shall be entitled to an indemnity according to Annex VII.
20.2. The above provision does not affect the distributor's right to claim damages for breach of contract insofar as the impairment by the Supplier amounts to such a breach.

ARTICLE  21     RETURN  OF  DOCUMENTS  AND  PRODUCTS  IN  STOCK
-----------     -----------------------------------------------

21.1.     Upon  expiry  of  this  contract,  the distributor shall return to the
Supplier all promotional material and other documents and samples which have been supplied to it by the Supplier and are in the Distributor's possession.
21.2. At the Distributor's option, the Supplier will buy from the Distributor all products the latter has in stock, if any, provided that they are still currently in sold by the Supplier and are in new condition and in original packaging, at the price originally paid by the Distributor. Products not so purchased by the Supplier must be sold by the Distributor in accordance with the contract on usual terms.

ARTICLE  22     ARBITRATION  -  APPLICABLE  LAW
-----------     -------------------------------

22.2. Any dispute arising out of or in connection with the present contract shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules.
22.3. This contract is governed by the laws of the United States (name of the country the law of which is to apply).
22.4. In any event, consideration shall be given to mandatory provisions of the law of the country where the Distributor is established which would be applicable even if the contract is governed by a foreign law. Any such provisions will be taken into account to the extent that they embody principles which are universally recognized and provided their application appears reasonable in the context of international trade.

ARTICLE  23     RISK  OF  LOSS/INSURANCE
-----------     ------------------------

23.1. Supplier shall bear the risk of damage, loss, theft, destruction and requisition ("Casualty") with respect to the Equipment. Distributor shall promptly notify supplier in writing of any Casualty and the Equipment affected ("Casualty Item"). Within 30 days after a Casualty, Supplier shall either repair the Casualty Item or substitute equipment having at least equivalent value and utility, as reasonably determined by Distributor. Substitutions shall be accomplished by Supplier providing to Distributor a bill of sale conveying good and marketable title to the substitute equipment, free and clear of all liens, and such other documentation as Distributor may reasonable require. Throughout the term of this Agreement, Supplier will maintain, at Suppliers sole expense, all risk in at least the amount of the replacement cost of the Equipment and product (s), public (s), strict liability including but not limited to product defects and property damage liability insurance in the amount of $5,000,000 inform and substance acceptable to Distributor, (I) naming Distributor and its assignees (s) as loss payees and additional insureds and
(ii) requiring 30-day prior written notice to Distributor and its assignee (s) of cancellation by the insurance company.

ARTICLE  24     AUTOMATIC  INCLUSION  UNDER  THE  PRESENT  CONTRACT
-----------     ---------------------------------------------------

24.1. The Annexes attached to this contract form an integral part of the contract. Annexes or parts of Annexes which have not been completed will be effective only to the extent and under the conditions indicated in this contract.

ARTICLE  25     PREVIOUS  AGREEMENTS  -  MODIFICATIONS  -  NULLITY  - ASSIGNMENT
-----------     ----------------------------------------------------------------

25.1. This contract replaces any other preceding agreement between the parties on the subject.
25.2. No addition or modification to this contract shall be valid unless made in writing. However, a party may be precluded by its conduct from asserting the invalidity of additions or modifications not made in writing to the extent that the other party has relied on such conduct.
25.3. f any provision or clause of this contract is found to be null or unenforceable, the contract will be construed as a whole effect as closely as practicable the original intent of the parties; however, if for good cause, either party would not have entered into the contract resulting from the foregoing, the contract itself shall be null.
25.4. The present contract cannot be assigned without prior written agreement of the parties.

ARTICLE  26     AUTHENTIC  TEXT
-----------     ---------------

The  English  text  of  this  contract  is  the  only  authentic  text.

The  Supplier                         The  Distributor
_________________________          _________________________

Made  in                         on  the
_________________________          _________________________

Chancellor  Africa  Corporation          Afinta  Motor  Corporation

______________________          _____________________

Africa  Finance  Corporation

______________________

Witness                         Notary


______________________________          _______________________________

ANNEX  I
PRODUCTS  AND  TERRITORY
(Article  1.1.)


  1.      PRODUCTS__________________________________________________________

All current and future products, parts, and services manufactured and/or sold by the Supplier.


  2.      TERRITORY_________________________________________________________

All countries throughout the world with the exceptions of the following countries:
     AFRICA  AND  ENGLAND,  WALES  AND  SCOTLAND

ANNEX  II
COMMISSION  ON  DIRECT  SALES

  1.     NORMAL  COMMISSION  (ARTICLE  3.4.)

When acting as an intermediary, according to Article 3.4., the Distributor is entitled to a commission of 10%.

  2.     CALCULATION  AND  PAYMENT  OF  COMMISSION

2.1. The commission shall be calculated on the gross amount of the invoices, i.e., on the effective sales price (any discount other than cash discounts being deducted) clear of any additional charges (such as packing, transportation, insurance) and clear of all duties or taxes (including value-added tax) of any kind, provided that such additional charges, duties and taxes are separately stated in the invoice.
2.2. The Distributor shall acquire the right to commission after full payment by the customers of the invoiced price not less than 5 business days. In case of partial payment made in compliance with the sales contract, the Distributor shall be entitled to a proportional advance payment.
2.3. Should any governmental authorization (e.g.,due to exchange control regulations in the Supplier's country) be necessary for the Supplier to transfer abroad the commission (or of another sum the Distributor may be entitled to receive), then the payment of the amount shall be made after such authorization has been given. The Supplier shall take in due time all necessary steps for obtaining the above authorizations.
2.4. Except as otherwise agreed, the commission shall be calculated in the currency of the sales contract in respect of which the commission is due.
2.5. Any taxes imposed on the Distributor's commission in the Territory are for the Distributor's account.

ANNEX  III
CONDITIONS  OF  SALE  -  DISCOUNTS
(Article  8)

  1.     SUPPLIER'S  GENERAL  CONDITIONS  OF
SALE___________________________________

To  be  annexed  to  the  contract.


  2.     DISCOUNTS  AND/OR  PRICES  GRANTED  TO  THE
DISTRIBUTOR_______________________

The Distributor at all times be treated equally or better than any other Distributor or dealer as it relates to price. The price to the Distributor will always be at least 10% less than the official wholesale price as quoted in South Africa from time to time.

ANNEX  IV
STOCK  OF  PRODUCTS  AND  SPARE  PARTS
(Article  15.1)


The Supplier agrees to maintain adequate stock of products and spare parts for the benefit of the Distributor:

ANNEX  V
AFTER-SALES  SERVICE,  REPAIRS,  WARRANTY
(Article  15.2.)

1. The Supplier shall provide the Distributor with the training necessary to enable the latter's personnel to provide the above services.
2. The Supplier shall carry out free of charge all repairs and replacements provided for in the warranty conditions of AMC and shall bear all the expenses of such service. The Supplier shall supply the Distributor with the items or parts needed to replace defective items or parts under the warranty conditions.
3. After expiration for whatever reason of this contract the Supplier shall provide free of charge replacement parts provided for in the warranty conditions of AMC.


The  Supplier                         The  Distributor

___________________________          _____________________________

ANNEX  VI
INDEMNITY  IN  CASE  OF  IMPAIRMENT
(Article  20  B)

  1. In case of contract impairment by the Supplier, the Distributor shall be entitled to an indemnity equal to the commissions as would have been payable under this agreement for a period of 5 years.
  2. The Distribution undertakes to make its best efforts to have the existing customers transferred to the Supplier or to the new distributor (or agent) of the Supplier. In pursuance of the above obligation, the Distributor agrees to refrain, for a period of 12 months from contract impairment, directly or indirectly, from selling, distributing or promoting any products which are in competition with the Products to customers to which it previously sold the Products or promoted the sale of the Products under this contract.
  3. The indemnity shall be paid in three installments of equal amount, respectively, four, eight and twelve months after contract impairment. The payment of the indemnity is mad conditional upon the performance, by the Distributor, of the obligation under 2, hereabove.
  4. The Distributor has the option to waive its right to indemnity at any time. In this case the non-competition clause under 2, above, as well as the obligation to encourage the transfer of existing customers to the Supplier or new Distributor (or agent) will Cease to apply. Exercising this opinion shall not require the Distributor to reimburse any installment which has already been paid.

The  Supplier                         The  Distributor


_____________________               _______________________

The  Distributor  is  therefore  free  to  market  competing  products  in other territories. In special situations (e.g. where a relationship between the distributor and a particular competitor of the supplier would substantially impair the confidence between the parties or negatively affect the protection of confidential information), the parties may agree to extend the non-competition obligation beyond the contractual territory.
with  the  discount  indicated  in  Annex  IV,   2.8.5.